                                   EXHIBIT 11

                               THE WMA CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE


                                                   Three Months Ended                Nine Months Ended
                                                      September 30,                    September 30,
                                                 2000              1999             2000            1999
                                             -----------       -----------       ----------      ----------
Net income                                   $ 1,656,914       $ 1,483,362       $3,745,824      $3,372,339
Less:  Preferred stock dividends                 (71,980)               --          (72,734)             --
                                             -----------       -----------       ----------      ----------

Basic:
Net income available to common
shareholders                                 $ 1,584,934       $ 1,483,362       $3,673,090      $3,372,339
                                             ===========       ===========       ==========      ==========

Weighted-average common shares
outstanding                                    2,495,010         2,495,010        2,495,010       2,495,010

Basic earnings per share                     $      0.63       $      0.59       $     1.47      $     1.35
                                             ===========       ===========       ==========      ==========

Diluted:
Net income                                   $ 1,656,914       $ 1,483,362       $3,745,824      $3,372,339
                                             ===========       ===========       ==========      ==========

Weighted-average common shares
outstanding                                    2,495,010         2,495,010        2,495,010       2,495,010

Weighted-average common share
equivalents associated with convertible
preferred stock                                  264,947                --           89,920              --
                                             -----------       -----------       ----------      ----------

Total weighted-average common shares
outstanding                                    2,759,957         2,495,010        2,584,930       2,495,010
                                             ===========       ===========       ==========      ==========

Diluted earnings per share                   $      0.60       $      0.59       $     1.45      $     1.35
                                             ===========       ===========       ==========      ==========